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                                                                      EXHIBIT 12

                             ALASKA AIR GROUP, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIOS)

                                            2002            2001            2000            1999            1998
                                          ---------       ---------       ---------       ---------       ---------
Earnings:
Income before income tax expense          $(101,800)      $ (63,515)      $ (26,905)      $ 213,003       $ 205,716

Less: Capitalized interest                   (2,646)        (10,612)        (17,684)        (12,632)         (7,040)
Add:
Interest on indebtedness                     46,261          47,429          36,046          16,339          21,184
Amortization of debt expense                    815             703             330             440             682
Amortization of capitalized interest          4,993           5,013           4,736           4,663           4,593
Portion of rent under long-term
  operating leases representative
  of an interest factor                      91,356          84,161          80,313          82,505          80,547
                                          ---------       ---------       ---------       ---------       ---------
Earnings Available for Fixed Charges      $  38,979       $  63,179       $  76,836       $ 304,318       $ 305,682
                                          =========       =========       =========       =========       =========

Fixed Charges:
Interest                                     46,261          47,429          36,046          16,339          21,184
Amortization of debt expense                    815             703             330             440             682
Portion of rent under long-term
  operating leases representative
  of an interest factor                      91,356          84,161          80,313          82,505          80,547
                                          ---------       ---------       ---------       ---------       ---------
Total Fixed Charges                       $ 138,432       $ 132,293       $ 116,689       $  99,284       $ 102,413
                                          =========       =========       =========       =========       =========
Ratio of Earnings to Fixed Charges             0.28            0.48            0.66            3.07            2.98
                                          =========       =========       =========       =========       =========
Coverage deficiency                       $  99,453       $  69,114       $  39,853               -               -
                                          =========       =========       =========       =========       =========